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                                                                      EXHIBIT 15






                    [On PricewaterhouseCoopers Letterhead]




July 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Rouge Industries, Inc. has incorporated by reference our report dated July 17, 1998 (issued pursuant to the provisions of Statements on Auditing Standards No. 71 and No. 42) in the Prospectus constituting part of its Registration Statement on Form S-3 (Registration No. 333-16183) amended as of February 11, 1997 and in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-53743). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



PricewaterhouseCoopers LLP